BOWNE & CO., INC.

FIRST AMENDMENT
Dated as of July 2, 2002

to

NOTE PURCHASE AGREEMENTS
Dated as of January 30, 2002

Re:	$25,000,000 6.90% Senior Notes, Series A, due January 30, 2007 $28,000,000 7.31% Senior Notes, Series B, due January 30, 2012 $22,000,000 7.85% Senior Notes, Series C, due January 30, 2012

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENTS

     THIS FIRST AMENDMENT dated as of July 2, 2002 (the or this “First Amendment”) to the Note Purchase Agreements dated as of January 30, 2002 is between BOWNE & CO., INC., a Delaware corporation (the “Company”), and each of the institutions which is a signatory to this First Amendment (collectively, the “Noteholders”).

RECITALS:

     A.     The Company and each of the Noteholders have heretofore entered into separate and several Note Purchase Agreements each dated as of January 30, 2002 (collectively, the “Note Purchase Agreements”). The Company has heretofore issued (a) $25,000,000 aggregate principal amount of its 6.90% Senior Notes, Series A, due January 30, 2007 (the “Series A Notes”), (b) $28,000,000 aggregate principal amount of its 7.31% Senior Notes, Series B, due January 30, 2012 (the “Series B Notes”) and (c) $22,000,000 aggregate principal amount of its 7.85% Senior Notes, Series C, due January 30, 2012 (the “Series C Notes;” the Series A Notes, the Series B Notes and the Series C Notes being hereunder collectively referred to as the “Notes”) pursuant to the Note Purchase Agreements.

     B.     The Company and the Noteholders now desire to amend the Note Purchase Agreements in the respects, but only in the respects, hereinafter set forth.

     C.     Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreements, as amended by this First Amendment, unless herein defined or the context shall otherwise require.

     D.     All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

     NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this First Amendment set forth in Section 4.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1. AMENDMENTS.

     Section 1.1. The following shall be added in numerical order as a new Section 9.9 to the Note Purchase Agreements:

“Section 9.9. Guaranty by Subsidiaries. The Company will cause each Restricted Subsidiary which delivers a Guaranty to the Agent or any other lender which is a party to the Credit Agreement concurrently to enter into a Subsidiary Guaranty, and within three Business Days thereafter will deliver to each of the holders of the Notes the following items:

(a) an executed counterpart of such Subsidiary Guaranty or joinder agreement in respect of an existing Subsidiary Guaranty, as appropriate;

(b) a certificate signed by the President, a Vice President or another authorized Responsible Officer of such Subsidiary making representations and warranties to the effect of those contained in Sections 5.1, 5.2, 5.6 and 5.7, but with respect to such Subsidiary and such Subsidiary Guaranty, as applicable;

(c) such documents and evidence with respect to such Subsidiary as any holder of the Notes may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by such Subsidiary Guaranty;

(d) an opinion of counsel satisfactory to the Required Holders to the effect that such Subsidiary Guaranty has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Subsidiary enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and

(e) an executed counterpart of an intercreditor agreement or joinder agreement in respect of the Intercreditor Agreement, as necessary, among the holders of the Notes and each such Person to which a Subsidiary is then delivering a Guaranty giving rise the requirements of this Section 9.9, which agreement or joinder agreement, as the case may be, shall provide that the proceeds from the enforcement of any such Guaranty shall be shared on an equal and ratable basis with the holders of the Notes.”

     Section 1.2. Section 10.7 of the Note Purchase Agreements shall be and is hereby amended in its entirety to read as follows:

“Section 10.7. Mergers, Consolidations and Sales of Assets. The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

(a) any Restricted Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Restricted Subsidiary so long as in (i) any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation, (ii) any merger or consolidation involving a Wholly-owned Restricted Subsidiary (and not the Company), the Wholly-owned Restricted Subsidiary shall be the surviving or continuing corporation, and (iii) any merger or consolidation involving a Subsidiary Guarantor (and not the Company), the surviving or continuing corporation shall have affirmed in writing its obligations under the Subsidiary Guaranty, unless and to the extent any such merger or consolidation involving a Wholly-Owned Restricted Subsidiary is consummated within the limitations of Section 10.8(b);

(b) the Company may consolidate or merge with or into any other corporation if (i) the corporation which results from such consolidation or merger (the “surviving corporation”) is organized under the laws of any state of the United States or the District of Columbia or under the laws of Canada or any province thereof, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, (iii) each Subsidiary Guarantor shall have affirmed in writing its obligations under the Subsidiary Guaranty to which it is a party, and (iv) at the time of such consolidation or merger and immediately after giving effect thereto, no Default or Event of Default would exist;

(c) the Company may sell or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries (other than as provided in Section 10.8) to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of the Company) at the time of such sale or other disposition if (i) the acquiring Person is a corporation organized under the laws of any state of the United States or the District of Columbia or under the laws of Canada or any province thereof, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by the Company are expressly assumed in writing by the acquiring corporation and the acquiring corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, (iii) each Subsidiary Guarantor shall have affirmed in writing its obligations under the Subsidiary Guaranty to which it is a party, and (iv) at the time of such sale or disposition and immediately after giving effect thereto, no Default or Event of Default would exist.”

     Section 1.3. Section 11(d) of the Note Purchase Agreements shall be and is hereby amended in its entirety to read as follows:

“(d) any representation or warranty made in writing by or on behalf of the Company or a Subsidiary Guarantor or by any officer of the Company or a Subsidiary Guarantor in this Agreement, the Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or”

     Section 1.4. Section 11(i) of the Note Purchase Agreement shall be amended by replacing the “.” at the end thereof with “; or” and the following shall be added to Section 11 of the Note Purchase Agreements immediately thereafter as a new paragraph (j):

“(j) any Subsidiary Guaranty shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any Governmental Authority that such Subsidiary Guaranty is invalid, void or unenforceable or any Subsidiary Guarantor which is a party to such Subsidiary Guaranty shall contest or deny in writing the validity or enforceability of any of its obligations under such Subsidiary Guaranty.”

     Section 1.5. Section 15.1 of the Note Purchase Agreements shall be and is hereby amended in its entirety to read as follows:

“Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, the Subsidiary Guaranty or the Intercreditor Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the Subsidiary Guaranty or the Intercreditor Agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, the Subsidiary Guaranty or the Intercreditor Agreement, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Restricted Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes, the Subsidiary Guaranty and the Intercreditor Agreement. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).”

     Section 1.6. Section 15.2 of the Note Purchase Agreements shall be and is hereby amended in its entirety to read as follows:

“Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or the Subsidiary Guaranty, and the termination of this Agreement.”

     Section 1.7. Section 16 of the Note Purchase Agreements shall be and is hereby amended in its entirety to read as follows:

“Section 16. Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein or in the Subsidiary Guaranty shall survive the execution and delivery of this Agreement, the Subsidiary Guaranty and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or any Subsidiary Guarantor pursuant to this Agreement or the Subsidiary Guaranty shall be deemed representations and warranties of the Company and the Subsidiary Guarantors under this Agreement and the Subsidiary Guaranty. Subject to the preceding sentence, this Agreement, the Notes and the Subsidiary Guaranty embody the entire agreement and understanding between you, the Company and the Subsidiary Guarantors and supersede all prior agreements and understandings relating to the subject matter hereof.”

     Section 1.8. Section 17.1 of the Note Purchase Agreements shall be and is hereby amended in its entirety to read as follows:

“Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Section 8, 11(a), 11(b), 12, 17 or 20. The Subsidiary Guaranty and the Intercreditor Agreement may be amended in accordance with the terms thereof.”

     Section 1.9. The following shall be added in numerical order as a new Section 22.7 to the Note Purchase Agreements:

“Section 22.7. Release of Subsidiary Guaranties.

(a) The holders of the Notes acknowledge and agree that any Subsidiary Guarantor shall be automatically discharged and released from the Subsidiary Guaranty to which it is a party pursuant to the written request of the Company, provided that (i) either (1) such Subsidiary Guarantor has been released and discharged as an obligor and guarantor under and in respect of the Credit Agreement or (2) all of the stock or assets of such Subsidiary Guarantor has been sold within the limitations of Sections 10.8(b) and, in either event, the Company so certifies to the holders of the Notes in a certificate, which certificate shall also include information in reasonable detail to show compliance with Sections 10.8(b) if such release and discharge is made pursuant to clause (2), (ii) any such release and discharge shall be expressly conditioned upon receipt by the holders of the Notes of a written agreement executed by the Subsidiary Guarantor to be released pursuant to which such Subsidiary Guarantor shall agree that if, for any reason whatsoever, it thereafter becomes an obligor or guarantor under and in respect of the Credit Agreement, then such Subsidiary Guarantor shall contemporaneously provide written notice thereof to the holders of the Notes accompanied by an executed Subsidiary Guaranty of such Subsidiary Guarantor and (iii) at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes to the effect that no Default or Event of Default exists.

(b) Upon the release of any Subsidiary Guarantor pursuant to paragraph (a) of this Section 22.7, the holders of the Notes shall, at the sole cost and expense of the Company, take all actions reasonably required by the Company to evidence such Subsidiary Guarantor’s release.

(c) The Company agrees that it will not, nor will it permit any Subsidiary or Affiliate to, directly or indirectly, pay or cause to be paid any consideration or remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any creditor of the Company or of any Subsidiary Guarantor as consideration for or as an inducement to the entering into by any such creditor of any release or discharge of any Subsidiary Guarantor with respect to any liability of such Subsidiary Guarantor as an obligor or guarantor under or in respect of the Credit Agreement, unless such consideration or remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Notes then outstanding.”

     Section 1.10. The definitions of “Priority Indebtedness” and “Responsible Officer” set forth in Schedule B to the Note Purchase Agreement shall each be and are hereby amended in their entirety to read as follows:

“‘Priority Indebtedness’ means (a) any Indebtedness of the Company secured by a Lien created or incurred within the limitations of Section 10.5(h), (b) any Indebtedness of the Company’s Restricted Subsidiaries (including, without limitation, any obligations of a Subsidiary Borrower (as defined in the Credit Agreement) or any Restricted Subsidiary which becomes a direct or indirect obligor under the Credit Agreement for which such obligations are not Qualified Subsidiary Indebtedness), and (c) any Attributable Indebtedness created or incurred in connection with any Sale and Leaseback Transaction, except (i) Indebtedness evidenced by the Subsidiary Guaranty and (ii) Indebtedness of a Subsidiary Guarantor evidenced by the Guaranty delivered pursuant to the Credit Agreement; provided that the Indebtedness evidenced by any such Guaranty constitutes Qualified Subsidiary Indebtedness.

‘Responsible Officer’ means any Senior Financial Officer or any other officer of the Company or Subsidiary Guarantor, as the case may be, with responsibility for the administration of the relevant portion of this Agreement or the Subsidiary Guaranty.”

     Section 1.11. The following definitions shall be added in alphabetical order to Schedule B to the Note Purchase Agreements:

“‘Agent’ means Fleet National Bank, as agent under the Credit Agreement, or any successor agent thereto.

‘Credit Agreement’ means that certain Credit Agreement dated as of July 2, 2002 by and among the Company, the Subsidiary Borrowers (as defined therein) party thereto, the Agent, the lending institutions that are party thereto, JPMorgan Chase Bank, as Documentation Agent, Wachovia Bank, National Association, as Syndication Agent, and Fleet Securities, Inc., as Arranger, as amended, replaced, refinanced or supplemented.

‘Intercreditor Agreement’ means the intercreditor agreement dated as of July 2, 2002 among the holders of the Notes and the Agent on behalf of the lenders under the Credit Agreement, as the same may be amended or supplemented, from time to time.

‘Qualified Subsidiary Indebtedness’ means Indebtedness of a Subsidiary Guarantor, provided that the obligee of such Indebtedness shall have entered into the Intercreditor Agreement.

‘Subsidiary Guarantor’ means the Subsidiaries party to the Subsidiary Guaranty and any other Subsidiary which becomes a Subsidiary Guarantor pursuant to Section 9.9.

‘Subsidiary Guaranty’ means the guaranty entered into by each of the Subsidiary Guarantors as security for the Notes dated as of July 2, 2002, as the same may be amended or supplemented from time to time, and any additional guaranty entered into as security for the Notes pursuant to Section 9.9.”

SECTION 2. AFFIRMATION.

     The Company hereby acknowledges and affirms that pursuant to Section 9.8 of the Note Purchase Agreement, Section 8.3 (Leverage Ratio) of the Credit Agreement shall constitute an “Incorporated Financial Covenant” and the Noteholders shall enjoy the benefits thereof.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     Section 3.1. To induce the Noteholders to execute and deliver this First Amendment (which representations shall survive the execution and delivery of this First Amendment), the Company represents and warrants to the Noteholders that:

(a) this First Amendment has been duly authorized, executed and delivered by it and this First Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b) the Note Purchase Agreements, as amended by this First Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c) the execution, delivery and performance by the Company of this First Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, the Credit Agreement or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 3.1(c);

(d) as of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing; and

(e) all the representations and warranties contained in Section 5 of the Note Purchase Agreements are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof.

     Section 3.2. In order to induce the Noteholders to enter into this Amendment, and the Noteholders to accept the Subsidiary Guaranty, the Company further makes the following representations and warranties to the Noteholders:

(a) each Subsidiary Guarantor is a corporation or other legal entity duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own its property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the nature of the business conducted therein or the property owned by it therein makes such qualification necessary, in each case except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect;

(b) each Subsidiary Guarantor has full legal power and authority to enter into, execute, deliver and perform the terms of the Subsidiary Guaranty, all of which have been duly authorized by all proper and necessary corporate, partnership or other applicable action and are in full compliance with its organizational documents. Each Subsidiary Guarantor has duly executed and delivered the Subsidiary Guaranty;

(c) the Subsidiary Guaranty constitutes the valid and legally binding obligations of each Subsidiary Guarantor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally;

(d) no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders or holders of any other equity interest, any Governmental Authority or any other Person, is required to be obtained or made by the Subsidiary Guarantors in order to authorize, or is required to be obtained or made by the Subsidiary Guarantors in connection with, the execution, delivery or performance of, the Subsidiary Guaranty, or is required to be obtained or made by the Subsidiary Guarantors as a condition to the validity or enforceability of the Subsidiary Guaranty;

(e) none of the Subsidiary Guarantors is in default (1) under any mortgage, indenture, contract, instrument or agreement to which it is a party or by which it or any of its property is bound, or (2) with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority; the effect of which default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Subsidiary Guaranty will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon any property of a Subsidiary Guarantor or result in a breach of (or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of) any such mortgage, indenture, note, contract, instrument, agreement, judgment, order, writ, injunction, decree or decision of any Governmental Authority.

SECTION 4. CONDITIONS TO EFFECTIVENESS OF THIS FIRST AMENDMENT.

     Section 4.1. This First Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

(a) executed counterparts of this First Amendment, duly executed by the Company and the holders of at least 51% of the outstanding principal of the Notes, shall have been delivered to the Noteholders, and the same shall be in full force and effect and shall constitute the legal, valid and binding obligations of all the parties thereto;

(b) executed counterparts of the Intercreditor Agreement, substantially in the form attached hereto as Exhibit A, duly executed by the Noteholders and the Agent on behalf of the lenders under the Credit Agreement, shall have been delivered to the Noteholders, and the same shall be in full force and effect and shall constitute the legal, valid and binding obligations of all the parties thereto;

(c) the Noteholders shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this First Amendment, and (ii) a copy of the resolutions of the Board of Directors of the Company authorizing execution, delivery and performance by the Company of the Intercreditor Agreement, each certified by its Secretary or an Assistant Secretary,;

(d) the representations and warranties of the Company set forth in Section 3 hereof are true and correct on and with respect to the date hereof;

(e) the Noteholders shall have received the favorable opinion of counsel to the Company as to the matters set forth in Sections 3.1(a), 3.1(b) and 3.1(c) hereof, which opinion shall be in form and substance satisfactory to the Noteholders;

(f) executed counterparts of the Subsidiary Guaranty, substantially in the form attached hereto as Exhibit B duly executed by the Subsidiary Guarantors, shall have been delivered to the Noteholders, and the same shall be in full force and effect and shall constitute the legal, valid and binding obligations of all the parties thereto;

(g) the Noteholders shall have received from each Subsidiary Guarantor a certificate certifying as to the true, correct and complete resolutions attached thereto and to other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty;

(h) the Noteholders shall have received from each Subsidiary Guarantor a certificate of an authorized officer, dated the date of this First Amendment, certifying that (i) the representations and warranties of such Subsidiary Guarantor in the Subsidiary Guaranty shall be correct when made and on the date hereof and (ii) such Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in the Subsidiary Guaranty required to be performed and complied with by it prior to or on the date hereof, and after giving effect to this First Amendment, no Default or Event of Default shall have occurred and be continuing;

(i) the Noteholders shall have received the favorable opinion of counsel to the Subsidiary Guarantors as to the due authorization, execution and delivery of the Subsidiary Guaranty and to the effect that it constitutes the legal, valid and binding contract and agreement of such Subsidiary Guarantor enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles;

(j) the Noteholders shall have received a true, correct and complete copy of the Credit Agreement as certified by a Responsible Officer of the Company.

Upon receipt of all of the foregoing, this First Amendment shall become effective.

SECTION 5. PAYMENT OF NOTEHOLDERS’ COUNSEL FEES AND EXPENSES.

     Section 5.1. The Company agrees to pay upon demand, the reasonable fees and expenses of Chapman and Cutler, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment.

SECTION 6. MISCELLANEOUS.

     Section 6.1. This First Amendment shall be construed in connection with and as part of each of the Note Purchase Agreements, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note Purchase Agreements and the Notes are hereby ratified and shall be and remain in full force and effect.

     Section 6.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Purchase Agreements without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

     Section 6.3. The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     Section 6.4. This First Amendment shall be governed by and construed in accordance with New York law.

     Section 6.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

BOWNE & CO., INC.

By	/s/ C. Cody Colquitt

Its	Senior Vice President – CFO

[Noteholder Signature Pages to Follow]

Accepted and Agreed to:

AMCO INSURANCE COMPANY

By
Name:	/s/ Mark W. Poeppelman

Title:	Associate Vice President

Accepted and Agreed to:

CANADA LIFE INSURANCE COMPANY OF AMERICA

By
Name:	/s/ C. Paul English

Title:	Assistant Treasurer

Accepted and Agreed to:

CANADA LIFE ASSURANCE COMPANY

By
Name:	/s/ C. Paul English

Title:	Associate Treasurer

Accepted and Agreed to:

GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY

By
Name:	/s/ Jon M. Lucia

Title:	Senior Vice President – Fixed Income

Private Placement

Accepted and Agreed to:

GE LIFE AND ANNUITY ASSURANCE COMPANY

By
Name:	/s/ Jon M. Lucia

Title:	Senior Vice President – Fixed Income

Private Placement

Accepted and Agreed to:

MODERN WOODMEN OF AMERICA

By
Name:	/s/ Michael E. Dau

Title:	Manager, Securities Division

Accepted and Agreed to:

NATIONWIDE INDEMNITY COMPANY

By
Name:	/s/ Mark W. Poeppelman

Title:	Associate Vice President

Accepted and Agreed to:

NATIONWIDE LIFE INSURANCE COMPANY

By
Name:	/s/ Mark W. Poeppelman

Title:	Associate Vice President

Accepted and Agreed to:

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

By
Name:	/s/ Mark W. Poeppelman

Title:	Associate Vice President

Accepted and Agreed to:

NATIONWIDE MUTUAL FIRE INSURANCE COMPANY

By
Name:	/s/ Mark W. Poeppelman

Title:	Associate Vice President

Accepted and Agreed to:

NATIONWIDE MUTUAL INSURANCE COMPANY

By
Name:	/s/ Mark W. Poeppelman

Title:	Associate Vice President

Accepted and Agreed to:

PACIFIC LIFE INSURANCE COMPANY

By
Name:	/s/ Cathy L. Schwartz

Title:	Assistant Vice President

By
Name:	/s/ Audrey Milfs

Title:	Secretary

Accepted and Agreed to:

SCOTTSDALE INSURANCE COMPANY

By
Name:	/s/ Mark W. Poeppelman

Title:	Associate Vice President

EXHIBIT A

INTERCREDITOR AGREEMENT

EXHIBIT B

SUBSIDIARY GUARANTY